                                                                       EX-99.d.2

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

December 27, 2007

Voyageur Insured Funds
Voyageur Intermediate Tax Free Funds
Voyageur Mutual Funds
Voyageur Mutual Funds II
Voyageur Tax-Free Funds
Delaware Group Tax-Free Fund
2005 Market Street
Philadelphia, PA 19103

     Re:    Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the "Manager"),  agrees that in order to improve the performance of the municipal bond funds listed in the table below (collectively, the  "Funds"),  the  Manager  shall  waive  all or a portion  of its  investment advisory fees and/or  reimburse  expenses  (excluding  any 12b-1 plan  expenses, taxes,  interest,  inverse floater program expenses,  brokerage fees, short-sale dividend and interest expenses, certain insurance costs and non-routine expenses or costs,  including  but not limited  to,  those  relating to  reorganizations, litigation,  conducting  shareholder  meetings and  liquidations  (collectively,
"non-routine expenses")) in an aggregate amount equal to the amount by which the
Funds' respective total operating  expenses  (excluding any 12b-1 plan expenses, taxes,  interest,  inverse floater program expenses,  brokerage fees, short-sale
dividend  and  interest  expenses,   certain  insurance  costs  and  non-routine
expenses)  exceed the  amounts  indicated  below for the period  January 1, 2008 through December 31, 2008. For purposes of this Agreement,  non-routine expenses may also include such  additional  costs and expenses as may be agreed upon from time to time by the  Funds'  Boards and the  Manager.  Inverse  floater  program expenses include,  but are not limited to, interest  expense,  remarketing fees, liquidity  fees,  and  trustees'  fees from a Fund's  participation  in  inverse floater  programs where it has  transferred its own bonds to a trust that issues the inverse floaters.

Registrant/Fund                                               Expense Limitation

VOYAGEUR INSURED FUNDS
Delaware Tax-Free Arizona Fund                                       0.50%
VOYAGEUR INTERMEDIATE TAX FREE FUNDS
Delaware Tax-Free Minnesota Intermediate Fund                        0.60%
VOYAGEUR MUTUAL FUNDS
Delaware Minnesota High-Yield Municipal Bond Fund                    0.64%
Delaware National High-Yield Municipal Bond Fund                     0.65%
Delaware Tax-Free California Fund                                    0.63%
Delaware Tax-Free Idaho Fund                                         0.60%
Delaware Tax-Free New York Fund                                      0.60%
VOYAGEUR MUTUAL FUNDS II
Delaware Tax-Free Colorado Fund                                      0.68%
VOYAGEUR TAX-FREE FUNDS
Delaware Tax-Free Minnesota Fund                                     0.68%
DELAWARE GROUP TAX-FREE FUND
Delaware Tax-Free USA Fund                                           0.60%
Delaware Tax-Free USA Intermediate Fund                              0.60%

     The Manager  acknowledges  that it (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future, and (2) shall not be entitled to collect  on, or make a claim for,  reimbursed  Fund  expenses at any time in the future.

Delaware Management Company, a series of Delaware Management Business Trust

By: /s/ Phillip N. Russo
    Name:  Phillip N. Russo
    Title: Executive Vice President & Chief Administrative Officer
    Date:  December 27, 2007

Your signature below acknowledges
acceptance of this Agreement:

Voyageur Insured Funds                      Voyageur Intermediate Tax Free Funds

By: /s/ Patrick P. Coyne                    By: /s/ Patrick P. Coyne
    Name:  Patrick P. Coyne                     Name:  Patrick P. Coyne
    Title: President & Chief                    Title: President & Chief
           Executive Officer                           Executive Officer
    Date:  December 27, 2007                    Date:  Decmember 27, 2007

Voyageur Mutual Funds                       Voyageur Mutual Funds II

By: /s/ Patrick P. Coyne                    By: /s/ Patrick P. Coyne
    Name:  Patrick P. Coyne                     Name:  Patrick P. Coyne
    Title: President & Chief                    Title: President & Chief
           Executive Officer                           Executive Officer
    Date:  December 27, 2007                    Date:  Decmember 27, 2007

Voyageur Tax-Free Funds                     Delaware Group Tax-Free Fund

By: /s/ Patrick P. Coyne                    By: /s/ Patrick P. Coyne
    Name:  Patrick P. Coyne                     Name:  Patrick P. Coyne
    Title: President & Chief                    Title: President & Chief
           Executive Officer                           Executive Officer
    Date:  December 27, 2007                    Date:  Decmember 27, 2007